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                                                                    Exhibit 10.5


                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") is made and entered into as of this 19th day of December 2001 (the "Execution Date") by and among USA Broadband, Inc., a Delaware corporation (the "Company") and David M. Lerten ("Executive"). (The Company and Executive are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties").

         WHEREAS, pursuant to the oral Employment Agreement by and between the Company and Executive (the "Employment Agreement"), Executive has served as President and Chief Executive Officer of the Company;

         WHEREAS, Executive has also been elected to serve as a member of the Company's Board of Directors; and

         WHEREAS, Executive desires to resign from his position as an officer and a director of the Company, and the Company desires to accept Executive's resignation, on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the promises and covenants made between the Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. TERMINATION OF EMPLOYMENT. Effective on December 19, 2001 (the "Effective Date"), Executive resigns from all of his offices and positions with the Company including his position as a member of the Company's Board of Directors and, except as otherwise provided herein, the Parties' rights and obligations under the Employment Agreement shall terminate.

         2. SEPARATION CONSIDERATION. As complete satisfaction of the Company's obligations under the Employment Agreement and except as otherwise may be provided herein:

            a. STOCK FORFEITURE. Pursuant to the Employment Agreement, Executive was entitled to receive one hundred eighty thousand (180,000) shares of common stock of the Company (the "Shares"), which Shares were subject to forfeiture if certain performance criteria were not met. Of the Shares, Executive was issued seventy-five thousand (75,000) Shares in exchange for consulting services provided by Executive (the "Issued Shares"), and with regard to the remaining Shares, Executive and the Company hereby agree that the performance criteria have not been satisfied and that on the Execution Date, Executive shall forfeit the remaining Shares to the Company. Within five (5) days following the Execution Date, Executive hereby agrees to sell, transfer and convey the Issued Shares to ____________ for an amount equal to FIFTY-TWO THOUSAND DOLLARS ($52,000). If the Issued Shares are not sold as provided above, the Issued Shares shall remain subject to forfeiture.

            b. [Intentionally Left Blank]

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            c. STOCK OPTION. The Company shall grant Executive an option to purchase up to TWO HUNDRED THIRTY-FIVE THOUSAND (235,000) shares of common stock of the Company (the "Option"). Executive shall be entitled to purchase the shares under the Option, in whole or in part, according to the following schedule and for the following prices:

               i. EIGHTY-FIVE THOUSAND (85,000) SHARES on or after the Execution Date for $1.50 per share;

               ii. SEVENTY-FIVE THOUSAND (75,000) SHARES on or after April 1, 2002 for $2.50 per share; and

               iii. SEVENTY-FIVE THOUSAND (75,000) SHARES on or after April 1,
                    2003 for $3.50 per share.

         The Option shall expire five (5) years from the date of issuance. Executive may not transfer, pledge, sell or assign the Option or any shares issued or issuable in connection with the exercise of the Option except in compliance with applicable federal and state securities laws. Upon any breach by Executive of SECTIONS 6, 7 OR 8 of this Agreement, the Option shall terminate immediately and any shares acquired on exercise of the Option shall immediately be forfeited to the Company. The Option shall be evidenced by the Stock Option Agreement attached hereto as EXHIBIT A (the "Stock Option Agreement") and shall be executed on the same date as this Agreement. Except as otherwise provided herein, all agreements between the Parties providing Executive with the right, option or opportunity to purchase any securities of the Company shall terminate on the Effective Date.

            d. PROMISSORY NOTE. Executive hereby acknowledges that he owes the Company TWO HUNDRED FIFTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($252,500) plus any accrued and unpaid interest on such amount with respect to a loan Executive received from the Company in connection with Executive's purchase of one hundred sixty-six thousand six hundred sixty-seven (166,667) shares of Series A Convertible Preferred Stock of the Company (the "Series A Shares"). The amount of the principal represents the purchase price of the Series A Shares; provided that the principal sum of the note evidencing the obligation will be reduced on January 2, 2002 to ONE HUNDRED TWENTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($127,500). On the Execution Date, Executive agrees to execute (i) the promissory note attached hereto as EXHIBIT B to evidence the loan (the "Note");
(ii) the Stock Pledge and Security Agreement attached hereto as EXHIBIT C to secure payment of the loan (the "Pledge Agreement"); and (iii) the Subscription Agreement for the Series A Shares dated as of October 25, 2001 (the "Subscription Agreement").

         3. INSURANCE AND RETIREMENT BENEFITS. Executive hereby acknowledges that during his employment with the Company he has not participated in, or been entitled to participate in, or received any benefits from, any health, life or other insurance policy or any retirement, pension or benefit plans.

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         4. BANK ACCOUNTS. Executive agrees to take all actions necessary to remove himself as a signatory on the Company's bank accounts.

         5. COMPANY RECORDS AND EQUIPMENT. Executive shall provide a schedule of, and return to the Company any and all Company equipment, property, products, services, processes, technology, inventions, patents, business strategies, pricing information, current and prospective customer lists, marketing plans and any and all other materials relating to the Company or its business in Executive's possession in whatever form or medium whether written, electronic, recorded or otherwise.

         6. NON-SOLICITATION AND NON-COMPETITION.

            a. Except as provided below, for a period of two (2) year following the Effective Date (the "Restrictive Period"), Executive shall not anywhere in the United States, without the prior written consent of the Company, directly or indirectly:

               i. engage in or perform any services, whether full or part-time, or on a consulting or advisory basis, or become financially interested in any business or undertaking which is competitive with any business which at the time of the Effective Date is carried on by the Company. The foregoing provisions shall not restrict Executive's ownership of up to 5% of a class of publicly traded securities of companies that compete with the Company;

               ii. solicit or accept business from any client of the Company with which Executive had dealings on behalf of the Company during the last year of his employment by the Company;

               iii. take any action which might divert from the Company any opportunity within the scope of its then business; or

               iv. solicit, hire or otherwise engage any person employed by the Company within twelve (12) months prior to the Effective Date, to perform services for Executive or any other person.

            b. It is the intention of the Parties that in the event any of the covenants contained in this SECTION 6 shall be construed by any court as being in any respect illegal or against public policy, any such covenant or portion thereof shall not fail in its entirety, but shall continue in force and effect for the term hereof to whatever extent may be necessary to protect the interests of the Company and its perspective successors and assigns within the permissible limits of legality and public policy.

            c. It is mutually agreed that the time period and geographical area of the covenants set forth in this SECTION 6 are reasonable and acceptable to both Parties. It is expressly

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recognized and agreed that the covenants set forth in this SECTION 6 are for the purpose of restricting the activities of Executive only to the extent necessary for the protection of the legitimate business interests of the Company, and Executive agrees that such covenants are reasonable for that purpose and do not and will not preclude Executive from engaging in activities sufficient for the purpose of earning a living or impose an undue hardship on Executive.

            d. Executive shall refer exclusively to the Company, all opportunities falling within the scope of the Company's business of which Executive becomes aware while serving as an agent, employee, consultant advisor or otherwise to a third party; provided, however, that the Company shall be under no obligation to pursue any such opportunity referred by Executive. If the Company does not pursue any opportunity referred by Executive, then Executive may refer the opportunity to another party.

            e. On or before each January 15, April 15, July 15 and October 15 occurring during the Restrictive Period, Executive shall deliver to the Company written certification that he is in full compliance with, and not in breach of, the provisions of this SECTION 6.

         7. NON-DISPARAGEMENT. Each Party agrees not to, directly or indirectly, slander, libel or otherwise disparage or make any false statements or take any action which is, or is intended to, or could reasonably be expected to, be detrimental to the other Party, its business or reputation.

         8. CONFIDENTIALITY. Executive hereby acknowledges that the Company possesses certain Confidential Information that is a valuable, special and unique asset of the Company's business which has been made available to him solely by virtue of his employment with the Company and solely to assist him in performing his duties for the Company. As used herein, the term "Confidential Information" includes all information and materials of, belonging to, used by, or in the possession of the Company including, without limitation, information relating to the Company's products, services, processes, technology, inventions, patents, developments, business strategies, pricing, current and prospective customers, marketing plans and trade secrets of every kind and character, financial statements and records, financial condition, accounts receivable and payable ledgers, business operations, and business opportunities, but does not include (i) information that is in the public domain at the time the information is acquired by Executive, (ii) information that later becomes public through no act or omission of Executive or (iii) information generally known in the industry in which the Company operates. Executive hereby acknowledges that all Confidential Information is the exclusive property of the Company, whether or not prepared in whole or in part by Executive and whether or not disclosed to or entrusted to the custody of Executive. Executive hereby agrees that he will not disclose any Confidential Information, in whole or in part, to any person or entity, unless authorized to do so by the Company. Executive further agrees that he shall not use any Confidential Information for his own purposes or for the benefit of any other person or entity except the Company, whether such use consists of duplication, removal, oral use or disclosure, or any other use, without the Company's prior written consent.

         9. RELEASE.

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            a. Except for the rights and obligations arising under this
Agreement and claims related thereto, Executive, for himself and his successors, administrators, executors, trusts, trustees, beneficiaries, heirs and assigns, hereby fully and generally releases, waives and forever discharges the Company and their respective shareholders, directors, officers, employees, agents and attorneys whether past or present (the "Released Parties"), from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of Executive's employment with or separation from the Company, its predecessors, successors and assigns, such as (by way of example only) any claim for compensation, expense reimbursement, severance or other benefits apart from the benefits stated herein; breach of contract; wrongful or tortious discharges; impairment of economic opportunity; any claim under common law or equity; any tort; claims for reimbursements; claims for commissions; implied or express employment contracts or estoppel; or claims for employment discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act of 1990, as amended, the Civil Rights Act of 1866 and 1991, as amended, or any other state, federal or local law, statute or regulation. Executive acknowledges and agrees that this release, the release contained in SECTION 10 and the covenant not to sue set forth in SECTION 11 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no separation payment would have been paid.

            b. Except for the rights and obligations arising under this Agreement and claims relating thereto, the Company for themselves and the other Released Parties, hereby fully and generally releases, waives and forever discharges the Executive, for himself and his successors, administrators, executors, trusts, trustees, beneficiaries, heirs and assignees from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of Executive's employment with or separation from the Company, its predecessors, successors, assigns, such as (by way of example only) any claim for compensation, severance or other benefits apart from the benefits stated herein; breach of contract; impairment of economic opportunity; any claim under common law or equity; and any tort.

         10. EXECUTIVE'S RELEASE OF AGE CLAIMS. EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE COMPANY AND ITS AGENTS FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED 29 U.S.C. ss. 621 ("ADEA"). THIS SECTION 10 DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EXECUTIVE SIGNS THIS AGREEMENT; EXECUTIVE FURTHER
AGREES: (a) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (b) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS

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RELEASE; (c) THAT THE SEPARATION PAYMENT AND OTHER BENEFITS CALLED FOR IN THIS
AGREEMENT WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENT AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENT AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (d) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (e) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE WHICH EXECUTIVE MAY WAIVE BY SIGNING THIS AGREEMENT ON A DATE PRIOR TO THE EXPIRATION OF THAT TWENTY-ONE (21) DAY PERIOD; (f) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE COMPANY; AND (g) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE.

         11. COVENANT NOT TO SUE. To the maximum extent permitted by law, and except for any claims arising under this Agreement, each Party covenants not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against the other Party. In addition, nothing herein shall be construed to prevent Executive from enforcing any rights he may have under the Employee Retirement Income Security Act of 1974 ("ERISA").

         12. INDEMNIFICATION. The Company shall defend, indemnify and hold harmless Executive in the manner, and to the extent, the Company is required to defend, indemnify and hold harmless, its officers, directors and employees pursuant to the Articles for any claim against Executive relating to acts performed by Executive as an officer or director of the Company during the course and scope of his employment or directorship by the Company.

         13. ACKNOWLEDGMENT. Executive acknowledges by signing this Agreement that Executive has read and understands the significance and consequences of this Agreement, that Executive has had an opportunity to review whatever documents he deemed relevant to his decision to execute this Agreement, that Executive was advised by the Company to consult with his own legal counsel and has either conferred with or had the opportunity to confer with his own attorney regarding the terms and meaning of this Agreement, that no representations or inducements have been made to Executive except as set forth in this Agreement, and that Executive has signed this Agreement KNOWINGLY AND VOLUNTARILY.

         14. NON-DISCLOSURE REPRESENTATION AND WARRANTY. Executive has not, and will not, disclose to any third party any Confidential Information (as that term is defined in SECTION 8 of this Agreement).

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         15. PRESS RELEASE. After the Execution Date, the Company may make a public announcement or disclosure regarding Executive's resignation and this Agreement, PROVIDED, HOWEVER, that prior to making any such disclosure, the Company shall consult with Executive regarding the specific items to be disclosed and obtain Executive's consent to such disclosure, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any Party to this Agreement may make any public announcement or disclosure which is required by law (in which case the disclosing Party shall to the extent practicable advise the other Party to this Agreement and provide to the Party a copy of such proposed disclosure prior to making the disclosure).

         16. CLOSING DOCUMENTS. In addition to this Agreement, on the Execution Date, the following documents shall be executed and delivered:

             a. by Executive - (a) the Stock Option Agreement; (b) the Note;
(c) the Pledge Agreement; (d) the Subscription Agreement; and (e) any instruments or documents necessary to remove Executive as a signatory on the Company's bank accounts; and

             b. by the Company - (a) the Stock Option Agreement; (b) the Pledge Agreement; (c) the Subscription Agreement; and (d) any instruments or documents necessary to remove Executive as a signatory on the Company's bank accounts.

         17. TAXES. Executive shall be responsible for any and all federal, state and other taxes arising out of, or related to, his employment with the Company or the transactions contemplated by this Agreement.

         18. ENTIRE AGREEMENT. This Agreement, the Stock Option Agreement, the Note, the Pledge Agreement and the Subscription Agreement set forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merge all prior discussions, correspondence, agreements, promises, commitments, contracts or other instruments or understandings between them, and no Party shall be bound by any subsequent instrument, agreement or representation pertaining to the subject matter contained herein unless expressed in writing and signed by the Parties hereto.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each shall have the same force and effect as the other, as one and the same instrument.

         20. GOVERNING LAW. This Agreement shall be governed by laws of the State of Illinois.

         21. BINDING AGREEMENT. The Parties hereto warrant that each has been represented by counsel in connection with this Agreement, that they have read this Agreement, that they intend to be legally bound by the same, that they have entered into this Agreement freely and voluntarily, and that they have the full right, power, authority and capacity to enter into and execute the same. The

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Parties hereto further warrant that this Agreement is entered into with no Party relying upon any statement or representation made by any other Party not expressly embodied in this Agreement.

         22. EQUITABLE RELIEF. Executive expressly acknowledges and agrees that the violation of any of the provisions this Agreement would cause immediate and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Without limiting any of the other remedies available to the Company at law or in equity, or the Company's right or ability to collect money damages, Executive agrees that any actual or threatened violation of any of the provisions of this Agreement may be immediately restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or injunction (preliminary or final) or any other equitable relief may be issued in any court of competent jurisdiction, upon seventy-two (72) hours notice.

         23. ATTORNEYS' FEES. In any claim arising out of or relating to this Agreement, the prevailing party shall recover his or its reasonable costs and attorneys' fees.

         24. VENUE AND JURISDICTION. Venue and jurisdiction of any lawsuit involving this Agreement shall exist in state and federal courts in Cook County, Illinois; however, if the Company seeks injunctive relief, the company may file such action wherever in its judgment relief might most effectively be obtained.

         25. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed by prepaid mail addressed to:

             a. If to Executive:     David M. Lerten
                                     3006 Woodside Street, Unit 7019
                                     Dallas, Texas 75204
                                     Facsimile: 214-765-0339

             b. If to the Company:   USA Broadband, Inc.
                                     921 Transport Way, #4
                                     Petaluma, CA 94954
                                     Attention: Edward Mooney
                                     Facsimile: 707-769-1622

                with a copy to:      Shefsky & Froelich Ltd.
                                     444 N. Michigan Avenue, Suite 2500
                                     Chicago, IL 60611
                                     Attention: Cezar M. Froelich
                                     Facsimile: 312-527-5921

         or such other address as the addressee may direct in writing.

         26. CAPTIONS. The captions applied to the sections of this Agreement are for convenience only and shall not affect their meaning or construction.

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         27. WAIVER. The failure of either party to insist in any instance or performance of any term of this Agreement shall not be construed as a waiver of future performance of any such term.

         28. SEVERABILITY. If any portion of this Agreement is held invalid or unenforceable, the remainder thereof shall remain in full force and effect, and if the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, such covenants and restrictions shall be effective for such period of time and for such areas as may be determined to be reasonable by a court of competent jurisdiction.

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         IN WITNESS WHEREOF, the Parties have hereunto set their hands as of the date first written above.


EXECUTIVE:                             THE COMPANY:

                                       USA BROADBAND, INC.

By:_____________________               By:______________________________________
      David M. Lerten                              Edward P. Mooney
                                       Its: Executive Vice President

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